Exhibit to Item 77O
                        Master Premier Institutional Fund
                                    Series 1


  Trade Date                       Description of Security
  ----------                       -----------------------
  01/10/2006             Skandinaviska Enskilda Banken 4.43% 02/09/07

                               Exhibit to Item 77O
                            Master Institutional Fund
                                    Series 2


  Trade Date                       Description of Security
  ----------                       -----------------------
  01/10/2006             Skandinaviska Enskilda Banken 4.43% 02/09/07

                               Exhibit to Item 77O
                      Master Institutional Tax-Exempt Fund
                                    Series 3


  Trade Date                       Description of Security
  ----------                       -----------------------
  12/23/2005              Puerto Rico Tax & Rev Anticipation Notes